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                                                                   Exhibit 10.28


                       Amendment to the Dime Bancorp, Inc.
                     Supplemental Executive Retirement Plan


                     The Dime Bancorp, Inc. Supplemental Executive Retirement Plan (the "Plan") is hereby amended, effective December 12, 2000 (unless otherwise stated), in the following particulars:

         1. Clause (ii) of the second textual paragraph of Section 5 of the Plan and the proviso immediately following such clause are amended to read as follows:

         "(ii) is, except as otherwise provided by the Committee (provided that no such provision shall be made by the Committee after a Change in Control (as defined in Section 12) or an Irrevocable Election without the consent of the Participant), the Participant's other compensation payable under or in connection with the Dime Bancorp, Inc. Officer Incentive Plan (the "Officer Incentive Plan") or other cash-based incentive plan or program or individual arrangement providing for cash-based incentive compensation, in each case with respect to the period for which the determination is made, but excluding, except as otherwise provided by the Committee (provided that no such provision shall be made by the Committee after a Change in Control or an Irrevocable Election without the consent of the Participant), (A) any amounts paid to the Participant as a sign-on bonus in connection with the initial commencement of employment of the Participant with the Company or any Parent or Subsidiary, (B) any amounts paid to, or with respect to, the Participant with respect to the grant of rights to purchase, and the related purchase or vesting of, restricted common stock of the Company, (C) any grants of common stock of the Company or rights to purchase common stock of the Company (whether or not subject to vesting or other restrictions), and
                   (D) any amounts paid to or with respect to the Participant as a severance payment or other termination-based payment (unless otherwise provided in the Participant's employment or change in control agreement with the Company or any of its subsidiaries);

         provided, however, that, except as otherwise provided by the Committee (provided that no such provision shall be made by the
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         Committee after a Change in Control or an
         Irrevocable Election without the consent of the Participant), such other compensation described in (ii) above shall be allocated, and deemed for these purposes as compensation, equally over the period in which it is earned (with amounts paid or payable (whether in cash, common stock of the Company or rights to purchase common stock of the Company) in connection with the Officer Incentive Plan deemed earned over the period with respect to which the award under the Officer Incentive Plan relates)."

         2. The second textual paragraph of Section 5 of the Plan is amended by adding after the first sentence thereof the following new sentence to read as follows:

         "If any compensation is payable under the Officer Incentive Plan to or with respect to a Participant in the form of shares of common stock of the Company or rights to purchase shares of common stock of the Company (whether or not subject to vesting or other restrictions), and, in accordance with clause (ii) above, the Committee determines, in its discretion, to include the stock-based compensation as Compensation hereunder, the value of each such share or, as applicable, each such stock purchase right shall, for purposes of determining the amount includible as Compensation, be equal to the closing sale price per share of the Company's common stock, as reported on the New York Stock Exchange, on the date the stock is granted or, if applicable, the date the right to purchase such stock is granted by the Company."

         3. The first and second textual sentences of Section 6 of the Plan are amended, effective December 1, 2000, to read as follows:

         "Except as otherwise determined by the Committee and communicated by the Committee or its designee to a Participant, and otherwise subject to the remaining terms of this Section 6, each Participant shall vest in his or her Pension Goal in accordance with the following schedule:

          Service with the
          Company or any Parent
          or Subsidiary (or any               Percent Vested in
          predecessor of such entities)       Pension Goal
          -----------------------------       ---------------

          5 Years of Service                  50%

          6 Years of Service                  60%

          7 Years of Service                  70%

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          8 Years of Service                  80%

          9 Years of Service                  90%

          10 Years of Service or more         100%



         Service shall also consider service previously completed with Anchor Bancorp, Inc. or any of its Parents or Subsidiaries (determined as if Anchor Bancorp, Inc. were the Company).

         4. The fourth textual sentence of Section 6 of the Plan is deleted and replaced, effective December 1, 2000, with the following four new sentences to read as follows:

         "A Participant's Service shall be determined on the basis of completed months of service with the Company or any Parent or Subsidiary (or any predecessor of any such entities) and otherwise in accordance with the terms of the Retirement Plan of Dime Bancorp, Inc. (or any successor plan thereto). A Year of Service shall consist of a period of Service of 12 months. To the extent a Participant completes a period of Service of less than a full year, such Participant will receive credit for vesting purposes for a fraction of a Year of Service determined by dividing the number of completed months of Service performed during such period by 12. The resulting fraction of a Year of Service shall increase the Participant's vested interest in his Pension Goal (provided the Participant had completed at least five full Years of Service) by interpolation based on the vesting schedule set forth above."

         5. The last sentence of Section 9 of the Plan is amended to read as follows:

                     "Notwithstanding anything in this Section 9 to the contrary, and in addition to any elections otherwise available to a Participant under this Section 9, a Participant may elect, at such time and in such manner as may be prescribed by the Committee or its designee (but no later than 30 days after notice is provided to the Participant), that his or her benefit under the Plan be paid in any form of payment described in clause (i), (ii) or (iii) of this Section 9 in lieu of the single life annuity form of benefit described in the first sentence of this Section 9."



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